EXHIBIT 10.60

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT (“Amendment”) is entered into as of February 22, 2012, by and between EVERTEC, Inc. (the “Company”), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, and Miguel Vizcarrondo (“Executive” and together with the Company, the “Parties”).

W I T N E S S E T H :

WHEREAS, the Company and Executive previously entered into an Employment Agreement, dated as of October 1, 2010 (the “Employment Agreement”), pursuant to which Executive currently serves as Senior Vice President of the Company;

WHEREAS, the Company desires to promote Executive to the position of Executive Vice President of the Company;

WHEREAS, in connection with such promotion, the Parties desire to amend certain terms of the Employment Agreement as set forth herein; and

WHEREAS, capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.	Section 2(a) of the Employment Agreement is hereby amended by deleting the term “Senior Vice President” and inserting the term “Executive Vice President” in its place.

2.	Section 2(c)(i) of the Employment Agreement is hereby amended by deleting the term “One Hundred and Ninety Thousand Dollars ($190,000)” and inserting the term “Two Hundred and Thirty Five Thousand Dollars ($235,000)” in its place.

3.	Section 2(c)(ii) of the Employment Agreement is hereby amended by deleting the terms “70%” and “40%” and inserting the terms “75%” and “45%” in the applicable respective place.

4.	Section 3(b) of the Employment Agreement is hereby amended by deleting the term “senior vice president” in clause (v) thereof and inserting the term “Executive Vice President” in its place.

5.	Except as expressly modified by this Amendment, the terms and conditions set forth in the Employment Agreement shall remain in full force and effect.

6.	This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Puerto Rico, without giving effect to any choice of law or conflicting provision or rule (whether of the Commonwealth of Puerto Rico or any other jurisdiction) that would cause the laws of any jurisdiction other than the Commonwealth of Puerto Rico to be applied.

7.	This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

EVERTEC, INC.

By:	/s/ Luisa Wert Serrano
Name:	Luisa Wert
Title:	SVP

EXECUTIVE

By:	/s/ Miguel Vizcarrondo
Miguel Vizcarrondo